Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record Second Quarter 2017 Financial Results

–       Record quarterly revenue of $49.0 million exceeded guidance and increased 25.5% year-over-year

–       Raising full year 2017 guidance

–       Strong venue acquisition quarter with 14 new DAS venue wins

LOS ANGELES — August 3, 2017 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•                  Revenue of $49.0 million increased 25.5% compared to $39.1 million in the second quarter of 2016. Growth was driven by strength in DAS, military and wholesale-Wi-Fi.

•                  DAS revenue of $18.6 million increased 33.5% compared to $13.9 million in the second quarter of 2016. DAS revenue for the quarter was comprised of $13.0 million of build-out project revenue and $5.6 million of access fee revenue.

•                  Military revenue of $13.5 million increased 39.1% compared to $9.7 million in the second quarter of 2016.

•                  Wholesale-Wi-Fi revenue of $7.3 million increased 40.2% compared to $5.2 million in the second quarter of 2016.

•                  Net loss attributable to common stockholders was $(8.0) million, or $(0.20) per diluted share, compared to a net loss of $(7.3) million, or $(0.19) per diluted share, in the second quarter of 2016.

•                  Adjusted EBITDA of $16.3 million increased 76.3% compared to $9.3 million in the second quarter of 2016. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities was $21.8 million compared to $14.6 million in the second quarter of 2016.

•                  Free cash flows were $7.4 million compared to $(4.1) million in the second quarter of 2016. Free cash flows, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company delivered another strong venue acquisition quarter with the signing of 14 new DAS venues. As of June 30, 2017, there were 20,300 DAS nodes live with another 11,000 nodes in backlog.

•                  Boingo Broadband high-speed Wi-Fi and IPTV services covered 324,000 beds on 60 military bases as of June 30, 2017 compared to 318,000 beds on 59 military bases as of March 31, 2017.

Management Commentary

“I’m pleased to share that our strong results and momentum continued into the second quarter with revenue up 25.5% year-over-year to $49.0 million, exceeding the high-end of our guidance,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “In addition, adjusted EBITDA for the quarter exceeded the high-end of our guidance range, growing 76.3% year-over-year to $16.3 million. The second quarter marked the eighth consecutive quarter of year-over-year EBITDA margin expansion which is helping to grow increased positive free cash flow to fuel our expansion into new venues. Due to our strong performance during the quarter, we are raising our full year 2017 guidance.”

Mr. Hagan continued, “Our strong financial results are due to our consistent execution against our strategic plan. DAS continues to be very robust with the addition of 14 new DAS venues during the second quarter. In military, we exceeded our overall subscriber penetration goals much earlier than our forecasts predicted. In addition, we continue to be actively engaged in discussions with multiple carriers for both carrier offload and small cell deployments and remain very enthusiastic about how these products can help drive growth in our business in future years.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2017 and is raising guidance for the full year ending December 31, 2017, as follows:

Third Quarter 2017

•                  Revenue is expected to be in the range of $48.0 million to $52.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(7.0) million to $(4.0) million, or a net loss of $(0.18) to $(0.10) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $15.0 million to $18.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2017

•                  Revenue is expected to be in the range of $192.0 million to $198.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(28.0) million to $(24.0) million, or a net loss of $(0.71) to $(0.61) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $60.0 million to $64.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2017 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, August 3, 2017. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13664995 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2017 excludes settlement expense related to a claim from one of the Company’s venue partners and Adjusted EBITDA for 2016 excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flows as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and that we estimate reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about Boingo, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017 and Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 8, 2017, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenue	$49,033	$39,075	$93,366	$73,574
Costs and operating expenses:
Network access	21,105	16,915	40,512	31,593
Network operations	11,668	10,418	22,931	20,868
Development and technology	6,663	5,267	12,997	10,620
Selling and marketing	5,094	4,882	9,987	9,550
General and administrative	11,263	7,700	19,366	15,852
Amortization of intangible assets	910	862	1,821	1,727
Total costs and operating expenses	56,703	46,044	107,614	90,210
Loss from operations	(7,670)	(6,969)	(14,248)	(16,636)
Interest and other expense, net	(46)	(152)	(42)	(182)
Loss before income taxes	(7,716)	(7,121)	(14,290)	(16,818)
Income tax expense	141	124	340	362
Net loss	(7,857)	(7,245)	(14,630)	(17,180)
Net income attributable to non-controlling interests	160	21	267	70
Net loss attributable to common stockholders	$(8,017)	$(7,266)	$(14,897)	$(17,250)

Net loss per share attributable to common stockholders:
Basic	$(0.20)	$(0.19)	$(0.38)	$(0.46)
Diluted	$(0.20)	$(0.19)	$(0.38)	$(0.46)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	39,286	37,944	38,997	37,749
Diluted	39,286	37,944	38,997	37,749

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$22,321	$19,485
Accounts receivable, net	26,989	42,978
Prepaid expenses and other current assets	6,113	5,344
Total current assets	55,423	67,807
Property and equipment, net	258,744	250,765
Goodwill	42,403	42,403
Intangible assets, net	11,951	13,783
Other assets	5,945	6,223
Total assets	$374,466	$380,981

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,229	$15,516
Accrued expenses and other liabilities	34,987	27,723
Deferred revenue	61,648	50,869
Current portion of long-term debt	875	1,094
Current portion of capital leases and notes payable	4,527	3,993
Total current liabilities	117,266	99,195
Deferred revenue, net of current portion	144,538	152,719
Long-term debt	5,438	15,875
Long-term portion of capital leases and notes payable	4,393	4,612
Deferred tax liabilities	3,451	3,208
Other liabilities	6,627	6,826
Total liabilities	281,713	282,435

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 39,757 and 38,562 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	220,261	211,275
Accumulated deficit	(127,498)	(112,601)
Accumulated other comprehensive loss	(901)	(870)
Total common stockholders’ equity	91,866	97,808
Non-controlling interests	887	738
Total stockholders’ equity	92,753	98,546
Total liabilities and stockholders’ equity	$374,466	$380,981

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(14,630)	$(17,180)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	30,999	21,708
Amortization of intangible assets	1,821	1,727
Other	53	—
Impairment loss and loss on disposal of fixed assets, net	440	19
Stock-based compensation	7,332	6,684
Change in deferred income taxes	243	256
Changes in operating assets and liabilities:
Accounts receivable	15,975	(4,691)
Prepaid expenses and other assets	(553)	147
Accounts payable	(2,556)	(1,199)
Accrued expenses and other liabilities	5,630	3,642
Deferred revenue	2,599	44,554
Net cash provided by operating activities	47,353	55,667
Cash flows from investing activities
Purchases of property and equipment	(31,917)	(64,257)
Payments for asset acquisition	(1,150)	—
Net cash used in investing activities	(33,067)	(64,257)
Cash flows from financing activities
Proceeds from credit facility	—	5,000
Principal payments on credit facility	(10,656)	(438)
Debt issuance costs	—	(124)
Proceeds from exercise of stock options	3,624	1,784
Payments of capital leases and notes payable	(1,819)	(1,277)
Payments of withholding tax on net issuance of restricted stock units	(2,458)	(1,520)
Payments to non-controlling interests	(125)	(286)
Net cash (used in) provided by financing activities	(11,434)	3,139
Effect of exchange rates on cash	(16)	24
Net increase (decrease) in cash and cash equivalents	2,836	(5,427)
Cash and cash equivalents at beginning of period	19,485	14,718
Cash and cash equivalents at end of period	$22,321	$9,291
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$22,015	$22,011
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$1,976	$3,067

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net loss attributable to common stockholders	$(8,017)	$(7,266)	$(14,897)	$(17,250)
Depreciation and amortization of property and equipment	16,014	11,400	30,999	21,708
Stock-based compensation expense	4,288	3,079	7,332	6,684
Amortization of intangible assets	910	862	1,821	1,727
Income tax expense	141	124	340	362
Interest and other expense, net	46	152	42	182
Non-controlling interests	160	21	267	70
Contested proxy election expense	—	902	—	1,440
Settlement expense	2,807	—	2,807	—
Adjusted EBITDA	$16,349	$9,274	$28,711	$14,923

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$21,821	$14,630	$47,353	$55,667
Purchases of property and equipment, net	(14,426)	(18,735)	(31,917)	(64,257)
Free cash flows	$7,395	$(4,105)	$15,436	$(8,590)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
DAS	$18,552	$13,892	$34,808	$24,998
Military	13,542	9,734	26,083	18,832
Wholesale—Wi-Fi	7,300	5,206	14,131	10,143
Retail	6,358	6,567	12,773	13,481
Advertising and other	3,281	3,676	5,571	6,120
Total revenue	$49,033	$39,075	$93,366	$73,574

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended September 30, 2017		Year Ended December 31, 2017
	Low	High	Low	High

Net loss attributable to common stockholders	$(7.0)	$(4.0)	$(28.0)	$(24.0)
Depreciation and amortization of property and equipment	17.5		66.4
Stock-based compensation expense	3.3		13.8
Amortization of intangible assets	0.9		3.6
Income tax expense and interest and other expense, net	0.2		0.9
Non-controlling interests	0.1		0.5
Settlement expense	—		2.8
Adjusted EBITDA	$15.0	$18.0	$60.0	$64.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Key business metrics:
DAS nodes(1)	20.3	13.5	20.3	13.5
DAS nodes in backlog(2)	11.0	5.0	11.0	5.0
Subscribers—military(3)	131	79	131	79
Subscribers—retail(3)	195	184	195	184
Connects(4)	52,130	31,899	95,207	62,252

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:
Lauren de la Fuente
Vice President, Marketing and Communications
ldelafuente@boingo.com
(310) 405-8517

INVESTORS:
Kimberly Orlando and Ariel Papermaster
ADDO Investor Relations
investors@boingo.com
(310) 829-5400